Exhibit 24


                                POWER OF ATTORNEY



         We, the undersigned Directors and Officers of The Black & Decker Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Thomas M. Schoewe and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and any and all amendments thereto.

/s/  NOLAN D. ARCHIBALD         Director, Chairman,            February 19, 1997
Nolan D. Archibald              President, and Chief
                                Executive Officer
                                (Principal Executive
                                Officer)

/s/  BARBARA L. BOWLES          Director                       February 19, 1997
Barbara L. Bowles

/s/  MALCOLM CANDLISH           Director                       February 19, 1997
Malcolm Candlish

/s/  ALONZO G. DECKER, JR.      Director                       February 19, 1997
Alonzo G. Decker, Jr.

/s/  ANTHONY LUISO              Director                       February 19, 1997
Anthony Luiso

/s/  LAWRENCE R. PUGH           Director                       February 19, 1997
Lawrence R. Pugh

/s/  MARK H. WILLES             Director                       February 19, 1997
Mark H. Willes

/s/  M. CABELL WOODWARD, JR.    Director                       February 19, 1997
M. Cabell Woodward, Jr.

/s/  THOMAS M. SCHOEWE          Senior Vice President and      February 19, 1997
Thomas M. Schoewe               Chief Financial Officer
                                (Principal Financial
                                Officer)

/s/  STEPHEN F. REEVES          Vice President and             February 19, 1997
Stephen F. Reeves               Controller
                                (Principal Accounting
                                Officer)